August 26, 1996




Great-West Life & Annuity Insurance Company
8515 East Orchard Road
Englewood, CO 80111

     Re:  Registration Statement on Form S-1 (the "Registration
Statement")

Dear Ladies and Gentlemen:

     We have acted as counsel to Great-West Life & Annuity
Insurance Company, a Colorado corporation, ("Registrant") regarding the federal securities laws applicable to the issuance and sale of the Contract described therein. We hereby consent to the reference to us under the heading "Legal Matters" in the prospectus.

                              Very truly yours,

                              /s/ Jorden Burt Berenson & Johnson
LLP

                              Jorden Burt Berenson & Johnson LLP